Exhibit 10.1
FIRST SUPPLEMENTAL INDENTURE
     This First Supplemental Indenture (this “First Supplemental Indenture”) is made and entered into as of this 11th day of December 2008, by and between Vermillion, Inc., formerly Ciphergen Biosystems, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States, as trustee under the Indenture (as defined below) (the “Trustee”).
RECITALS
     A. The Company and the Trustee entered into that certain Indenture dated as of August 22, 2003 (the “Indenture”) governing the 4.50% Convertible Senior Notes due 2008 (the “Notes”) issued by the Company to Holders thereof.
     B. The Notes matured on September 1, 2008, at which time all principal and interest on the Notes came due. The Company made a partial payment of $56,250 to the Trustee on September 1, 2008, which amount was equal to accrued interest on the Notes through August 31, 2008.
     C. Section 7.2 of the Indenture provides that the Indenture and the Notes may be amended to change the stated maturity of the principal of the Notes with the written consent of the Holders of the Notes so affected (the “Requisite Consents”).
     D. Pursuant to Section 7.2 of the Indenture, the Company desires to amend the Indenture to extend the maturity of the Notes, and to make such other changes to the terms of the Notes, as set forth herein.
     E. The Company has obtained the Requisite Consents to amend the Indenture and waive noncompliance with certain provisions therein all as set forth in this First Supplemental Indenture.
     F. The Company has requested that the Trustee execute and deliver this First Supplemental Indenture, all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been done and performed, and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects.
     G. Upon consummation of the First Supplemental Indenture, the Trustee will distribute the partial payment of $56,250 to the Holders, which payment shall constitute accrued interest through August 31, 2008. Interest on the Notes shall continue to be payable semiannually in arrears on March 1 and September 1 in each year, and the next interest payment shall be payable by the Company on March 1, 2009.

STATEMENT OF AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:
     1. Unless otherwise defined herein, all capitalized terms used herein have the meanings given to them in the Indenture.
     2. Each reference to the term “Change of Control” in the Indenture shall be replaced with the term “Change in Control.”
     3. The second paragraph of Section 2.1 of the Indenture is hereby amended and superseded in all respects by the provisions of this First Supplemental Indenture. As amended and restated, the second paragraph of Section 2.1 of the Indenture reads in its entirety:
“The Notes shall mature on September 1, 2009.”
     4. Section 10.1(b) of the Indenture is hereby amended and superseded in all respects by the provisions of this First Supplemental Indenture. As amended and restated, Section 10.1(b) of the Indenture reads in its entirety:
“On or after September 1, 2006, the Company may, at its option, redeem the Notes in whole at any time or in part from time to time, except upon the occurrence of a Change in Control, on any date prior to maturity, upon notice as set forth in Section 10.4 at the redemption price (expressed as a percentage of the principal amount) set forth below (the “Redemption Price”) if redeemed during the 24-month period beginning on the date indicated:

Redemption Price

September 1, 2007 to August 31, 2009	100.00%”
     5. Section 11.1 of the Indenture is hereby amended and superseded in all respects by the provisions of this First Supplemental Indenture. As amended and restated, Section 11.1 of the Indenture reads in its entirety:
“In the event that a Change in Control shall occur, each Holder shall have the right (the “Repurchase Right”), at the Holder’s option to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holders’ Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be Outstanding after such repurchase is equal to $1,000 or an integral multiple thereof), on a date (the “Repurchase Date”) that is less than 45 days after the date of the Company Notice at a purchase price

(expressed as percentages of the principal amount of the Notes to be repurchased) (the “Repurchase Price”) set forth below, plus interest accrued and unpaid to, but excluding, the Repurchase Date:

Repurchase Price

September 1, 2005 to August 31, 2009	105.00%
Notwithstanding the foregoing, installments of interest on Notes whose stated maturity is prior to or on the Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 2.1 hereof.”
     6. The first paragraph of Section 12.1 of the Indenture is hereby amended and superseded in all respects by the provisions of this First Supplemental Indenture. As amended and restated, the first paragraph of Section 12.1 of the Indenture reads in its entirety:
“Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Outstanding Note or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the Business Day immediately preceding September 1, 2009 unless the Notes or a portion thereof are called for redemption or are repurchased.”
     7. The third paragraph of Section 12.1 of the Indenture is hereby amended and superseded in all respects by the provisions of this First Supplemental Indenture. As amended and restated, the third paragraph of Section 12.1 of the Indenture reads in its entirety:
“The rate at which shares of Common Stock shall be delivered upon conversion (the “Conversion Rate”) shall be equal to 20 shares per $1,000 principal amount of Notes, which Conversion Rate takes into account the Company’s 1 for 10 reverse stock split effected March 3, 2008. The Conversion Price of the Notes (the “Conversion Price”) shall equal $1,000 divided by the Conversion Rate (rounded to the nearest cent). The Conversion Price shall be adjusted in certain instances as provided in Section 12.4 hereof.”
     8. Each Holder giving the Requisite Consents shall be deemed to have waived any past default by the Company of its obligation to make payment on the principal of and interest on the Notes.
     9. Prior to the First Supplemental Indenture becoming effective, the Company shall deliver to the Trustee an Officers’ Certificate certifying that the Company has obtained the Requisite Consents. The Trustee may conclusively rely upon such certificate to establish that such Requisite Consents have been obtained. Upon the execution and delivery of this First Supplemental Indenture by the Company and the Trustee, every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.
     10. On and after the date hereof, each reference in the Indenture, and in all other agreements, documents, certificates, exhibits and instruments executed pursuant thereto, to “the Indenture,” “hereunder,” “hereof,” “herein” or words of like import referring to the Indenture shall mean and be a reference to the Indenture as amended by this First Supplemental Indenture.
     11. This First Supplemental Indenture constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, representations or other arrangements, whether express or implied, written or oral, of the parties in connection therewith except to the extent expressly incorporated or specifically referred to herein. In the event of a conflict between the respective provisions of the Indenture and this First Supplemental Indenture, the terms of this First Supplemental Indenture shall control.
     12. Except as specifically amended by the terms of this First Supplemental Indenture, the terms and conditions of the Indenture are and shall remain in full force and effect for all purposes.
     13. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.
     14. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee.
     15. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature Page Follows]

     IN WITNESS WHEREOF, each of the parties hereto has caused this First Supplemental Indenture to be executed by its duly authorized officers as of the date first above written.

VERMILLION, INC.

By: /s/ Gail S. Page
Name:	Gail S. Page
Title:	President and Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: /s/ Patricia J. Kapsch
Name:	Patricia J. Kapsch
Title:	Asst. Vice President

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